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                                                                     EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                                50 Fremont Street
                             San Francisco, CA 94105

                                  August 1, 2000

Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, CA 92121
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 to be filed by Applied Molecular Evolution, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to aggregate of 5,450,000 shares of the Company's Common Stock issuable pursuant to the Applied Molecular Evolution, Inc. 1992 Stock Plan ("1992 Plan"), 2000 Stock Plan ("2000 Plan") and 2000 Employee Stock Purchase Plan ("2000 ESPP "), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 1992 Plan, 2000 Plan or 2000 ESPP, as applicable, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,


                                            /s/ Pillsbury Madison & Sutro LLP